U.S. WIRELESS CORPORATION
                          2303 Camino Ramon, Suite 200
                               San Ramon CA 94583

                           NOTICE OF ANNUAL MEETING OF
                           SHAREHOLDERS To Be Held on
                                  June 22, 1998


To the Shareholders of
 U.S. WIRELESS CORPORATION

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of U.S. WIRELESS CORPORATION (the "Corporation") will be held at the Corporation's offices located at 2303 Camino Ramon, Suite 200, San Ramon, California, on June 22, 1998, at 10:00 a.m. Pacific time, for the following purposes:

     1. To ratify the proposal to approve an amendment to the Corporation's Certificate of Incorporation authorizing 1,000,000 shares of Preferred Stock, designated as the Series A Preferred Stock, with such rights and preferences as to be determined by the Corporation's Board of Directors.

     2. To transact such other business as properly may be brought before the meeting or an adjournment thereof.

     The close of business on May 26, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date, and sign the accompanying proxy, and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy automatically will be revoked if you execute the accompanying proxy or if you notify the Secretary of the Corporation, in writing, prior to the Special Meeting of Shareholders.

                                              By order of the Board of Directors


                                                     David S. Klarman, Secretary
Dated: June __, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                            U.S. WIRELESS CORPORATION
                          2303 Camino Ramon, Suite 200
                               San Ramon CA 94583

                                 PROXY STATEMENT

                                       FOR

                         Special Meeting of Stockholders
                           To Be Held on June 22, 1998


     This proxy statement and the accompanying form of proxy were mailed on June 1, 1998 to the stockholders of record as of May 26, 1998 of U.S. Wireless Corporation, a Delaware corporation (the "Corporation"), in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Special Meeting to be held on June 22, 1998 and at any adjournment thereof.


                SOLICITATION, VOTING, AND REVOCABILITY OF PROXIES

     Shares of the Corporation's common stock, par value $.001 per share (the "Common Stock"), represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted FOR the ratification of the proposal to approve the amendment to the Corporation's Certificate of Incorporation authorizing a new class of Preferred Stock, designated as the Series A Preferred Stock, with such rights and preferences as to be determined by the Corporation's board of directors.

     Any such proxy may be revoked at any time before it is voted. A stockholder may revoke this proxy by notifying the Secretary of the Corporation, either in writing prior to the Special Meeting or in person at the Special Meeting, by submitting a proxy bearing a later date or by voting in person at the Special Meeting. A stockholder voting through a proxy who abstains with respect to approval of a matter to come before the meeting is considered to be present and entitled to vote on that matter, and his abstention is, in effect, a negative vote; however, a stockholder (including a broker) who does not give authority to a proxy to vote or who withholds authority to vote on any such matter shall not be considered present and entitled to vote thereon.

     The Corporation will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its Executive Officers and certain Directors to solicit proxies from stockholders in person and by mail, telegram, and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements, and other material to the beneficial owners of the Common Stock held of record by such persons, and the Corporation may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.


     The Corporation=s quarterly report on form 10-QSB for the quarter ended December 31, 1997, accompanies this proxy statement as Appendix A. The principal executive offices of the Corporation are located at 2303 Camino Ramon, Suite 200, San Ramon CA 94583; the Corporation's telephone number is (925) 327-6200.


                    VOTING SECURITIES AND SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The securities entitled to vote at the meeting are the Common Stock, par value $.01 per share. The presence, in person or by proxy, of a majority of shares entitled to vote will constitute a quorum for the meeting. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. The close of business on May 26, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     The following table sets forth information as of April 30, 1998 with respect to the beneficial ownership of shares of Common Stock by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known by the Corporation to be the owner of more than 5% of the outstanding shares of Common Stock; (ii) each Director; and (iii) all Officers and Directors as a group. At that date, 11,823,331 shares of Common Stock were outstanding.

-------------------------------------------------------------------------------------------------------------------------

Name and  Address                               Amount and Nature of                   % of outstanding
of Beneficial Owner                             Beneficial Ownership (1)               shares owned (2)
--------------------------------------------------------------------------------------------------------------------------

Dr. Oliver Hilsenrath (3)
c/o U.S. Wireless Corp.                                 5,732,880(1)                                43.0%
2303 Camino Ramon, Suite 213

San Ramon, CA 94583
--------------------------------------------------------------------------------------------------------------------------
David Tamir (4)
c/o U.S. Wireless Corp.                                     33,334                                     *
2303 Camino Ramon, Suite 213
San Ramon, CA 94583
--------------------------------------------------------------------------------------------------------------------------
Barry West (5)
c/o U.S. Wireless Corp.                                          --                                    *
2303 Camino Ramon, Suite 213
San Ramon, CA 94583
--------------------------------------------------------------------------------------------------------------------------
Dennis Francis (6)
c/o U.S. Wireless Corp.                                     50,000                                     *
2303 Camino Ramon, Suite 213
San Ramon, CA 94583
--------------------------------------------------------------------------------------------------------------------------
Officers and Directors as a group
(4 persons) (1) - (6)                                   6,788,316                                  57.0%
--------------------------------------------------------------------------------------------------------------------------


         -------------------

*Less than 1%.
(footnotes from previous page)


     (1) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days, whether by the exercise of options or warrants, are deemed outstanding in determining the number of shares beneficially owned by such person or group

     (2) The "Percentage Beneficially Owned" is calculated by dividing the "Number of Shares Beneficially Owned" by the sum of (i) the total outstanding shares of Common Stock of the Corporation, and (ii) the number of shares of Common Stock that such person has the right to acquire within 60 days, whether by exercise of options or warrants. The APercentage Beneficially Owned@ does not reflect shares beneficially owned by virtue of the right of any person, other than the person named and affiliates of the person, to acquire them within 60 days, whether by exercise of options or warrants.

     (3) Includes 1,500,000 shares of Common Stock, issuable upon the exercise of an option granted pursuant to Dr. Hilsenrath=s employment agreement and 1,982,880 shares issued in connection with the merger with Labyrinth Communication Technologies Group, Inc., subject to a vesting schedule. See

"Certain Relations and Related Transactions."

     (4) Includes shares issuable upon the exercise of options currently vested and exercisable, equal to 1/3 of the options granted. The options vest at 1/3 intervals per year.

     (5) Does not include 100,000 shares issuable upon the grant of an option which option vested at the rate of 1/3 per annum, no portion of which has vested.

     (6) Represents shares issuable upon the exercise of options currently vested and exercisable.


     It is expected that the following will be considered at the meeting and that action will be taken thereon:


     I. THE RATIFICATION OF THE PROPOSAL TO APPROVE AN AMENDMENT TO THE CORPORATION'S CERTIFICATE OF INCORPORATION AUTHORIZING 1,000,000 SHARES OF PREFERRED STOCK, DESIGNATED AS THE SERIES A PREFERRED STOCK, WITH SUCH RIGHTS AND PREFERENCES AS TO BE DETERMINED BY THE CORPORATION'S BOARD OF DIRECTORS.

     The Board of Directors has unanimously approved a proposal to amend the Corporation's Certificate of Incorporation to increase the authorized capital of the Corporation to authorized 1,0000,000 shares of Preferred Stock, the rights and preferences to be determined by the Board of Directors of the Corporation.

     In March 1998 the Corporation commenced an undertaking to raise additional capital in a private offering through Gerard Klauer Mattison & Co., Inc. ("GKM"), as placement agent. The use of the proceeds of the offering are to enable the Corporation to continue the implementation of its business plan for the development and deployment and of the RadioCamera, more specifically, to enable the Corporation to produce several hundred RadioCameras for its expanded testing operations, as well as to design and develop interfaces for the RadioCamera for the different cellular standards such as CDMA, TDMA, PCS, etc. The offering provides for the consummation of funding of up to an aggregate of $15,000,000, of which the Corporation shall pay to GKM a 7% commission.

     The Corporation, through its placement agent has entered into negotiations with various investors in order to obtain the funding it requires. Through these discussions and negotiations, various proposals have been reviewed by the Corporation, whereby, the Corporation's Board of Directors and management have determined that a series of preferred stock may provide the most beneficial terms for the Corporation's stockholders in structuring and consummating this funding. The Board of Directors and Management anticipate that the rights and preferences of the series of preferred stock shall include (i) provisions for the conversion of the shares of preferred stock into Common Stock; (ii) a dividend payable by the issuance of additional shares or preferred stock or other securities; (iii) a redemption feature; (iv) a liquidation preference; and
(v) no voting rights. These basic provisions are subject to change during negotiations and the final rights and preferences of the preferred shares, if issued, shall be approved by the Board of Directors. Inasmuch as the Corporation anticipates that the shares of preferred stock shall have a conversion feature there shall be a dilutive effect from the issuance of the preferred stock on of the stockholders' interests.

     The Corporation plans to consummate a private offering its securities and in accordance therewith desires the flexibility to issue preferred stock with rights and preferences approved by the Corporation's Board of Directors. The Corporation's Board of Directors and Management are seeking stockholder approval at this time, as the Corporation believes that the consummation of its financing is imminent, and it is essential that the management on behalf of the Corporation be able to act in an expeditious manner. At such time as all the terms of the offering are agreed upon by management and the investors, management shall provide its stockholders with the specific rights and preferences of the series of preferred stock issued.

     The affirmative vote of the holders of a majority of the shares of the Corporation's Common Stock issued and outstanding on the record date is required to approve this proposal. The Directors and Officers of the Corporation and other principal shareholders owning of record, beneficially, directly, and indirectly, an aggregate of 3,122,100 shares of the Corporation's Common Stock constituting approximately 26.4% of such shares outstanding on the record date, have agreed to vote in favor of approval of this proposal.

      The Board of Directors recommends that you vote "FOR" this Proposal.

Certain Relationships and Related Transactions

General

         In June 1996, the Corporation=s Board of Directors, pursuant to the consent of the then majority stockholder of the Corporation, distributed the shares of common stock of Play Co. held by the Corporation (Athe spin-off distribution@). In addition, the Corporation, as majority stockholder of Play Co., prior to, but in contemplation of the spin-off distribution, authorized the conversion of Play Co.=s Series D Preferred Stock owned by the Corporation into 1,157,028 shares of Play Co.=s common stock. This conversion was based on the average closing bid price ($1.21) of Play Co.=s shares for the 90 day period from March 1, 1996 to May 31, 1996.

Merger of Labyrinth

         In March 1998 the Corporation consummated the merger of its 51% owned subsidiary, Labyrinth Communication Technologies Group, Inc. (ALabyrinth@), into the Corporation. In December 1997, the stockholders of the Corporation approved a proposal to acquire the remaining 49% of Labyrinth in exchange for an aggregate of 4,498,200 shares of the Corporation=s Common Stock, subject to a vesting schedule, as follows: (i) 20% of the shares received shall vest one year from issuance; (ii) an additional 40% shall vest upon the successful completion and operation of the RadioCamera in its first major market; and (iii) the remaining 40% shall vest when the Corporation reaches sales of $15,000,000. In addition to the above vesting schedule, the management of Labyrinth is subject to an additional vesting schedule, in accordance with their employment contracts, whereby the shares underlying (i)-(iii) above vest at the rate of 1/3 each year.


                              FINANCIAL INFORMATION

         A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 1998 AS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO STOCKHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST THEREFOR SENT TO DAVID S. KLARMAN,
SECRETARY, U.S. WIRELESS CORPORATION, 2303 CAMINO RAMON, SAN RAMON CA 94583. EACH SUCH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT AS OF AUGUST 13, 1997, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF SHARES OF THE CORPORATION'S COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS.

                               II. OTHER BUSINESS

     As of the date of this proxy statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Special Meeting is that herein set forth. If any other matter is properly brought before the Special Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                                             By Order of the Board of Directors,

                                                                David S. Klarman
                                                                       Secretary
June __, 1997

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.